Exhibit 8.1

August 31, 2004

Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254

Ladies and Gentlemen:

     We have acted as counsel to Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of Amendment No. 1 to Form S-11 on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“SEC”) on August 31, 2004. You have requested our opinion as to certain United States federal income tax matters in connection with the Registration Statement.

     In connection with our opinion, we have examined and relied upon the following:

     1. the Company’s Articles of Amendment and Restatement, in the form filed as an exhibit to the Registration Statement;

     2. The Company’s Amended and Restated Bylaws, in the form filed as an exhibit to the Registration Statement;

     3. the Registration Statement, including the prospectus (the “Prospectus”) contained as a part thereof;

     4. the Limited Partnership Agreement of the Operating Partnership between Ashford OP General Partner LLC, as the general partner, and Ashford OP Limited Partner LLC, and certain officers, directors and others as the limited partners (the “Operating Partnership Agreement”), in the form filed as an exhibit to the Registration Statement;

     5. the Omnibus Option Agreement between Ashford Hospitality Limited Partnership, Ashford Financial Corporation, Remington Suites Austin, L.P., Remington Suites Dallas, L.P., Remington Suites Dulles, L.P., Remington Suites Las Vegas, L.P., Chicago Illinois Hotel Limited Partnership and Remington Long Island Hotel, L.P., dated as of May 15, 2003, which was filed as an exhibit to the Registration Statement;

     6. the Leases, a form of which is attached to the Officer’s Certificate (as defined below);

Ashford Hospitality Trust, Inc.
August 31, 2004

     7. the articles of incorporation, bylaws and stock ownership information of each corporation and its subsidiaries in which the Company directly or indirectly owns an interest, as set forth on Schedule 1 attached hereto (the “Corporate Subsidiaries”);

     8. the certificate of formation, if applicable, and the partnership agreement or limited liability company operating agreement, as applicable, of each partnership or limited liability company in which the Company directly or indirectly owns an interest (other than through Ashford TRS Corporation), as set forth on Schedule 2 attached hereto (the “Partnership/Limited Liability Company Subsidiaries”); and

     9. such other documents, records and matters of law as we have deemed necessary or appropriate for rendering this opinion.

     In our examination, we have assumed (i) the authenticity and completeness of all original documents reviewed by us in original or copy form, (ii) the conformity to the original documents of all documents reviewed by us as copies, including electronic copies, (iii) the authority and capacity of the individual or individuals who executed any document on behalf of any person or entity to so execute such document, (iv) the genuineness of all signatures on documents examined by us, and (v) the accuracy and completeness of all records made available to us. We have assumed that each unexecuted document submitted to us for our review will be executed in a form materially identical to the form we reviewed. In connection with the opinion rendered below, we also have relied upon the correctness of the factual representations contained in the Officer’s Certificate and have assumed that all representations made “to the best knowledge of” any person will be true, correct and complete as if made without that qualification. We have also assumed, with your consent, that:

     1. beginning with its short taxable year ending December 31, 2003, and in future taxable years, the Company did and will operate in a manner that will make the representations contained in a certificate, dated August 31, 2004, and executed by a duly appointed officer of the Company (the “Officer’s Certificate”), true for such years;

     2. the Company has not made and will not make any amendments to its organization documents or allow amendments to the Operating Partnership Agreement or organization documents of the Corporate Subsidiaries or partnership agreements of the Partnership/Limited Liability Company Subsidiaries after the date of this opinion that would affect its qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), for any taxable year; and

     3. no action has been or will be taken by the Company, the Operating Partnership, the Partnership/Limited Liability Company Subsidiaries or the Corporate Subsidiaries after the date hereof that would have the effect of altering the facts upon which the opinion set forth below is based.

     Based on the documents and assumptions set forth above, the representations set forth in the Officer’s Certificate, and the discussion in the Prospectus under the caption

Ashford Hospitality Trust, Inc.
August 31, 2004

“Federal Income Tax Consequences Of Our Status As A REIT” (which is incorporated herein by reference), we are of the opinion that:

     (a) commencing with the Company’s short taxable year ending on December 31, 2003, the Company qualifies to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company’s organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

     (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption “Federal Income Tax Consequences Of Our Status As A REIT” are correct in all material respects, and the discussion thereunder expresses the opinion of Andrews Kurth LLP insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.

     We will not review on a continuing basis the Company’s compliance with the documents or assumptions set forth above, or the representations set forth in the Officer’s Certificate. Accordingly, no assurance can be given that the actual results of the Company’s operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

     The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. The foregoing opinions are based on current provisions of the Code and the Treasury regulations thereunder (the “Regulations”), published administrative interpretations thereof, and published court decisions, all of which are subject to change and new interpretation, both prospectively and retroactively. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT. Although the conclusions set forth herein represent our best judgment as to the probable outcome on the merits of such matters, the Internal Revenue Service and the courts are not bound by, and may disagree with, the conclusions set forth herein. This opinion is rendered only as of the date hereof, and we assume no obligation to update our opinion to address other facts or any changes in law or interpretation thereof that may hereafter occur or hereafter come to our attention. If any one of the statements, representations, warranties or assumptions that we have relied upon to issue these opinions is incorrect in a material respect, our opinions might be adversely affected and may not be relied upon.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Andrews Kurth LLP under the captions “Federal Income Tax Consequences Of Our Status As A REIT” and “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of

Ashford Hospitality Trust, Inc.
August 31, 2004

persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Very truly yours,

/s/ Andrews Kurth LLP

SCHEDULE 1

Corporate Subsidiaries

Jurisdiction of
Name	Formation/Incorporation

Ashford TRS Corporation	Delaware

Ashford TRS I LLC	Delaware

Ashford TRS II LLC	Delaware

Ashford TRS Lessee LLC	Delaware

Austin Embassy Beverage, Inc.	Texas

BC Office General Partner LLC	Delaware

BC Office Limited Partner LP	Delaware

Bucks County Office LP	Delaware

Schedule 1

SCHEDULE 2

Partnership/Limited Liability Company Subsidiaries

Jurisdiction of
Name	Formation/Incorporation

Ashford OP General Partner LLC	Delaware

Ashford OP Limited Partner LLC	Delaware

Ashford Hospitality Limited Partnership	Delaware

Ashford Hospitality Finance General Partner LLC	Delaware

Ashford Mezz Borrower LLC	Delaware

Ashford Properties General Partner LLC	Delaware

Ashford Hospitality Finance LP	Delaware

Ashford Finance Subsidiary I General Partner LLC	Delaware

Ashford Finance Subsidiary I LP	Delaware

Bucks County Member LLC	Delaware

Ashford Bucks County LLC	Delaware

Ashford Senior General Partner LLC	Delaware

Ashford Properties General Partner Sub I LLC	Delaware

Ashford Jacksonville I LP	Delaware

Ashford Properties General Partner Sub II LLC	Delaware

Ashford Atlantic Beach LP	Delaware

Ashford Properties General Partner Sub III LLC	Delaware

Ashford BWI Airport LP	Delaware

Ashford Austin LP	Delaware

*Ashford Bloomington LP	Delaware

Ashford Buena Vista LP	Delaware

Schedule 2

Ashford Buford I LP	Delaware

Ashford Buford II LP	Delaware

Ashford Columbus LP	Delaware

Ashford Covington LP	Delaware

Ashford Dallas LP	Delaware

Ashford Dayton LP	Delaware

Ashford Dulles LP	Delaware

*Ashford Evansville I LP	Delaware

*Ashford Evansville II LP	Delaware

*Ashford Evansville III LP	Delaware

Ashford Flagstaff LP	Delaware

Ashford Holtsville LP	Delaware

*Ashford Horse Cave LP	Delaware

Ashford Jacksonville II LP	Delaware

Ashford Kennesaw I LP	Delaware

Ashford Kennesaw II LP	Delaware

Ashford Las Vegas LP	Delaware

Ashford Lawrenceville LP	Delaware

*Ashford Louisville LP	Delaware

Ashford Mobile LP	Delaware

Ashford Phoenix LP	Delaware

*Ashford Princeton LP	Delaware

Ashford Syracuse LP	Delaware

*Ashford Terre Haute LP	Delaware

*Ashford Tipton Lakes LP	Delaware

Schedule 2

* These entities had been formed but had not acquired any property as of the date of our opinion. They are not covered by the opinion contained herein.

Schedule 2